                                                                   EXHIBIT 3.1







                          SECURITIES PURCHASE AGREEMENT

                                     BETWEEN

                             RF MICRO DEVICES, INC.

                                       AND

                                    TRW INC.



                                  JUNE 6, 1996

                                                                                                               Page

                                                TABLE OF CONTENTS

Section                                                                                                        Page

1.       DEFINITIONS..............................................................................................1
         -----------
2.       AUTHORIZATION OF ISSUANCE OF PURCHASER SECURITIES........................................................4
         -------------------------------------------------
3.       PURCHASE AND SALE OF SECURITIES..........................................................................4
         -------------------------------
4.       CONDITIONS OF CLOSING....................................................................................5
         ---------------------
         (a)      Consent of Third Parties, etc...................................................................5
                  -----------------------------
         (b)      Authorization and Reservation...................................................................5
                  -----------------------------
         (c)      Financial Information...........................................................................5
                  ---------------------
         (d)      Certain Agreements..............................................................................5
                  ------------------
         (e)      Amendment to Amended and Restated Articles of Incorporation.....................................6
                  -----------------------------------------------------------
         (f)      Amendment to Bylaws.............................................................................6
                  -------------------
         (g)      Amendment to Stock Option Plan..................................................................6
                  ------------------------------
         (h)      Opinion of Counsel..............................................................................6
                  ------------------
         (i)      Delivery of Closing Documents...................................................................6
                  -----------------------------
         (j)      Delivery of Purchase Price and Initial Advance Under the Loan...................................8
                  -------------------------------------------------------------

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................................8
         ---------------------------------------------
         (a)      Organization and Good Standing..................................................................8
                  ------------------------------
         (b)      Affiliations....................................................................................8
                  ------------
         (c)      Authorized and Issued Capital...................................................................8
                  -----------------------------
         (d)      Authorization...................................................................................9
                  -------------
         (e)      Good Title to All Properties....................................................................9
                  ----------------------------
         (f)      Litigation......................................................................................9
                  ----------
         (g)      Taxes..........................................................................................10
                  -----
         (h)      Other Contracts................................................................................10
                  ---------------
         (i)      Articles of Incorporation and Bylaws...........................................................10
                  ------------------------------------
         (j)      Financial Statements; Certain Changes..........................................................10
                  -------------------------------------
         (k)      Offering of Purchaser Securities...............................................................11
                  --------------------------------
         (l)      Governmental Approval..........................................................................11
                  ---------------------
         (m)      Untrue Statements..............................................................................11
                  -----------------
         (n)      Patents, Licenses, Trademarks, etc.............................................................11
                  ----------------------------------
         (o)      Compliance with Law............................................................................12
                  -------------------
         (p)      Brokerage Fees.................................................................................12
                  --------------
         (q)      No Crimes, etc.................................................................................12
                  --------------
         (r)      Related Transactions...........................................................................13
                  --------------------
         (s)      Leased Real Property...........................................................................13
                  --------------------
         (t)      Noncompetition Agreements......................................................................13
                  -------------------------
         (u)      Registration Exemption.........................................................................14
                  ----------------------




Section                                                                                                        Page


6.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.........................................................14
         -----------------------------------------------
         (a)      Investment Purpose.............................................................................14
                  ------------------
         (b)      Exemptions.....................................................................................14
                  ----------
         (c)      Rule 144.......................................................................................14
                  --------
         (d)      No Broker......................................................................................14
                  ---------
         (e)      Investment Decision............................................................................14
                  -------------------
         (f)      Accredited Investor............................................................................15
                  -------------------
         (g)      Restriction on Sale or Transfer................................................................15
                  -------------------------------
         (h)      Legend.........................................................................................15
                  ------
         (i)      Authorization..................................................................................15
                  -------------

7.       AFFIRMATIVE COVENANTS...................................................................................16
         ---------------------
         (a)      Conversion.....................................................................................16
                  ----------
         (b)      Redemption of Preferred Stock..................................................................16
                  -----------------------------
         (c)      Use of Proceeds................................................................................16
                  ---------------
         (d)      Payment of Redemption Notes....................................................................16
                  ---------------------------
         (e)      Payment of Convertible Note....................................................................16
                  ---------------------------
         (f)      Preparation and Approval of Budgets, Etc.......................................................16
                  ----------------------------------------
         (g)      Taxes and Liens................................................................................17
                  ---------------
         (h)      Insurance......................................................................................17
                  ---------
         (i)      Financial Statements...........................................................................17
                  --------------------
         (j)      Other Information; Examination.................................................................19
                  ------------------------------
         (k)      Meetings.......................................................................................19
                  --------
         (l)      Executive Personnel............................................................................20
                  -------------------
         (m)      Books of Account...............................................................................20
                  ----------------
         (n)      Corporate Existence............................................................................20
                  -------------------
         (o)      Comply with Laws...............................................................................20
                  ----------------
         (p)      Maintain Property..............................................................................20
                  -----------------
         (q)      Notice of Default..............................................................................20
                  -----------------
         (r)      Amend Bylaws...................................................................................20
                  ------------
         (s)      Director Liability.............................................................................20
                  ------------------
         (t)      SBA Repurchase Obligation......................................................................20
                  -------------------------
8.       NEGATIVE COVENANTS OF THE COMPANY.......................................................................21
         ---------------------------------
         (a)      Dividends and Redemption of Stock..............................................................21
                  ---------------------------------
         (b)      Loans to, Investments in, and Liabilities of Others............................................21
                  ---------------------------------------------------
         (c)      Disposal of Assets.............................................................................22
                  ------------------
         (d)      Subsidiary Corporation.........................................................................22
                  ----------------------
         (e)      Character of Business..........................................................................22
                  ---------------------
         (f)      Payment for Services or Property Not Delivered.................................................22
                  ----------------------------------------------
         (g)      Sale and Leaseback.............................................................................22
                  ------------------

Section                                                                                                        Page

         (h)      Capital Expenditures and Leasehold Obligations.................................................22
                  ----------------------------------------------
         (i)      Discount or Sale of Notes and Accounts Receivable..............................................22
                  -------------------------------------------------
         (j)      Conflict of Interest Transactions With Restricted Persons......................................22
                  ---------------------------------------------------------
         (k)      No Amendments to Bylaws or Noncompetition Agreements...........................................23
                  ----------------------------------------------------
         (l)      Setting or Changing Compensation...............................................................23
                  --------------------------------
         (m)      Indebtedness...................................................................................23
                  ------------
         (n)      "Off Balance Sheet Financing...................................................................23
                  ----------------------------
         (o)      Assignment of Rights...........................................................................23
                  --------------------
         (p)      Employee Benefit Plans.........................................................................23
                  ----------------------
         (q)      Stock Option Plans.............................................................................23
                  ------------------
9.       GENERAL.................................................................................................24
         -------
         (a)      Entire Agreement...............................................................................24
                  ----------------
         (b)      Survival of Agreements and Representations and Warranties......................................24
                  ---------------------------------------------------------
         (c)      No Waiver......................................................................................24
                  ---------
         (d)      Binding Effect.................................................................................24
                  --------------
         (e)      Initial Holder.................................................................................24
                  --------------
         (f)      Cumulative Powers..............................................................................25
                  -----------------
         (g)      Loss of Securities; Reissuance in Lesser Denominations.........................................25
                  ------------------------------------------------------
         (h)      Communications.................................................................................25
                  --------------
         (i)      Governing Law..................................................................................25
                  -------------
         (j)      Headings.......................................................................................25
                  --------
         (k)      Multiple Originals.............................................................................26
                  ------------------
         (l)      Amendment or Waiver............................................................................26
                  -------------------
         (m)      Third Party Beneficiaries......................................................................26
                  -------------------------
         (n)      Obligations of Company to Certain Investors....................................................27
                  -------------------------------------------
         (o)      Obligations of Purchaser to Pay Its Expenses...................................................27
                  --------------------------------------------



          INDEX TO EXHIBITS
          INDEX TO SCHEDULES

                          SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT is made as of this 6th day of June, 1996, by and between RF MICRO DEVICES, INC. (the "Company"), and TRW INC. (the "Purchaser").

         WHEREAS, the Purchaser desires to purchase certain securities of the Company as herein provided (the "Purchaser Securities"); and

         WHEREAS, the Company and the Purchaser have reached certain agreements with regard to the purchase of the Purchaser Securities, all upon the terms and conditions more particularly described herein; and

         WHEREAS, the parties desire to set forth their agreements and understandings in writing, in consideration of the promises, covenants, matters and things hereinafter set forth, the parties mutually covenant, contract and agree, each with the other, as follows:

1.       DEFINITIONS.

         For the purpose of this Agreement, the following terms shall have the following meanings:

         (a) An "Affiliate" of the Company or any Subsidiary means any Person that, directly or indirectly, owns or controls, or is owned or controlled by, or is under common control with, the Company or such Subsidiary, or is an officer, director or employee of the Company or such Subsidiary or of any company which is an Affiliate thereof, or any spouse or other relative of such Person who is an officer, director or employee of the Company, Subsidiary or Affiliate company, or is any customer or supplier of the Company or such Subsidiary, or any officer, director or employee thereof (or spouse or other relative of any such officer, director or employee).

         (b) "Class C Preferred Stock" means the Company's Class C Convertible Preferred Stock, no par value.

         (c) "Common Stock" means the Company's common stock, no par value.

         (d) "Convertible Note" means the Company's subordinated convertible promissory note in the form of Exhibit 1(d) hereto.

         (e) "Deficit Warrant" means the warrant to purchase shares of Common Stock or Preferred Stock (the class of which is determined by reference to the timing of a Public Offering) in the form of Exhibit 1(e) hereto.

         (f) "Environmental Laws" means any and all federal, state and local laws, duties, legal obligations (including obligations of common law), rules, regulations, ordinances, codes and orders governing, establishing, limiting or otherwise affecting the discharge of Hazardous Materials. For purposes of this definition, "Hazardous Materials" shall mean (i) "solid waste" (as that term is defined under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., and the regulations adopted pursuant to that Act),
(ii) "hazardous waste" (as that term is defined under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., and the regulations adopted pursuant to that Act), (iii) "hazardous substances" (as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 6901, et seq., and the regulations adopted pursuant to that Act) and (iv) other pollutants, including without limitation any solid, liquid, gaseous or thermal irritant or contaminant, such as smoke, vapor, soot, fumes, acids, alkalis or chemicals.

         (g) "Financial Statements" has the meaning set forth in Section 5(j) hereof.

         (h) "Investors" means those Persons listed on Exhibit 1(h) hereto and the Purchaser, collectively. Investor means any of the Investors individually.

         (i) "Intellectual Property Rights" means all industrial, commercial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trade names, service marks, copyrights, computer programs, certificates of public convenience and necessity, franchises, licenses, trade secrets, proprietary processes, formulae, circuit designs and masks.

         (j) "Key Employee" means (i) each officer of the Company, (ii) each employee of the Company whose annual salary exceeds $50,000, (iii) each employee of the Company generating revenues or expenses for or on behalf of the Company of $50,000 or more per annum, or who manages or supervises a group or area of employees of the Company involving the generation of revenues or expenses in the per annum amount of $50,000 or more, (iv) each employee of the Company considered by the Board of Directors to possess significant decision-making authority and (v) each employee of the Company considered by the Board of Directors to be a key engineer.

         (k) "Noncompetition Agreements" means, collectively, the Noncompetition and Confidentiality Agreements between the Company and each of William J. Pratt, Powell T. Seymour, Jerry D. Neal, William A. Priddy and David A. Norbury.

         (l) "Officer's Certification" means a certificate executed by the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, a Vice President, or the Secretary or the Treasurer of the Company.

         (m) "Person" includes both the singular and the plural and shall means any individual, partnership, corporation, trust, unincorporated organization, or government or department or agency thereof.

         (n) "Preferred Stock" means the Company's Class A-1 Convertible Preferred Stock, no par value, the Company's Class A-2 Convertible Preferred Stock, no par value, the Company's Class B Convertible Preferred Stock, no par value, the Company's Class C Preferred Stock and any other class of the Company's convertible preferred stock issued upon conversion of the Convertible Note or the Deficit Warrant.

         (o) "Public Offering" shall mean closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale to the public of Common Stock resulting in gross proceeds to the Company (before deduction of underwriters' commissions and expenses) of not less than $15,000,000 and at a price per share to the public which implies a pre-financing fully diluted valuation of the Company of at least $75,000,000.

         (p) "Purchaser Securities" means, collectively, the following securities: the Class C Preferred Stock to be issued to the Purchaser pursuant to this Agreement; the Restricted Common Stock to be issued to the Purchaser pursuant to this Agreement; the Convertible Note to be issued to the Purchaser pursuant to this Agreement; the Deficit Warrant to be issued to the Purchaser pursuant to this Agreement; and the Warrant to be issued to the Purchaser pursuant to this Agreement.

         (q) "Redemption Notes" has the meaning set forth in Article 2, Section D, Paragraph (6) of the Articles of Incorporation.

         (r) "Required Investors" means those Investors holding an aggregate ownership interest of sixty percent (60%) of the securities of the Company held by all Investors. For purposes of this definition, the ownership interest of each Investor shall include (i) the number of shares of Common Stock (excluding any shares of Restricted Common Stock unless and until such shares are no longer subject to forfeiture as provided in the Restricted Stock Agreement) held by such Investor, (ii) the number of shares of Common Stock issuable to such Investor pursuant to the conversion of the Preferred Stock held by such Investor, and (iii) following the redemption of an Investor's Preferred Stock, the number of shares of Common Stock that would have been issuable to such Investor if such Investor had converted its Preferred Stock immediately prior to redemption; provided, however, that the ownership interest of an Investor determined pursuant to this clause (iii) shall be deemed to be reduced proportionately in accordance with the repayment of the Redemption Note held by such Investor. If at any time an Investor, alone or together with one or more of its Affiliates or any other person for whom such Investor serves as the Related Investor (as provided in Section 9(n)), owns 20% or more of the Company's then outstanding equity securities (calculated on a fully diluted basis), then the reference above to "sixty percent (60%) of the securities of the Company held by all Investors" shall thereafter be deemed a reference to "more than fifty percent (50%) of the securities of the Company held by all Investors."

         (s) "Restricted Common Stock" means those shares of the Company's Common Stock issued to the Purchaser as provided herein and as further subject to the restrictions contained in the Restricted Stock Agreement in the form of
Exhibit 1(s) hereto.

         (t) "Securities Act" means the Securities Act of 1933, 15 U.S.C.
Section 77a et seq., as from time to time amended.

         (u) "Securities Purchase Agreement" or "Agreement" means and includes this Securities Purchase Agreement (including any Exhibits or Schedules which are attached hereto, each of which are deemed incorporated herein by reference and made a part hereof) and any amendments thereto authorized in the manner provided herein.

         (v) "Subsidiary" means any corporation with respect to which the Company owns, directly or indirectly, a majority of the voting shares, or shares or other interests entitling the Company to elect a majority of the Board of Directors.

         (w) "Warrant" means the warrant to purchase shares of Common Stock in the form of Exhibit 1(w) hereto.

         (x) To the extent not specifically defined herein, any accounting term used herein has the meaning ordinarily accorded to it under generally accepted accounting principles consistent with those followed in the preparation of the financial statements of the Company.

2.       AUTHORIZATION OF ISSUANCE OF PURCHASER SECURITIES

         The Company has authorized the issuance to the Purchaser of (i) 826,446 shares of Class C Preferred Stock, (ii) 2,683,930 shares of Restricted Common Stock; (iii) the Convertible Note; (iv) the Deficit Warrant; and (v) the Warrant.

3.       PURCHASE AND SALE OF SECURITIES.

         Subject to the terms and conditions herein set forth, and in reliance upon the representations and warranties of the Company and the Purchaser contained herein, upon the closing of this Agreement (the "Closing"), the Company shall sell to the Purchaser and the Purchaser shall purchase from the
Company:

                  (a) a total of 826,446 shares of Class C Preferred Stock at an aggregate purchase price of $5,000,000, which purchase price shall be paid by delivery to the Company of immediately available funds at the Closing;

                  (b) the Convertible Note in the principal amount of $10,000,000 pursuant to which the Company may borrow, and the Purchaser agrees to lend, up to $10,000,000 as more particularly provided in such Convertible Note; and

                  (c) the Deficit Warrant which shall entitle the Purchaser to purchase up to 1,111,111 shares of Common Stock or Preferred Stock (the class of which is determined by reference to the timing of a Public Offering) at an aggregate purchase price of $10,000,000; provided that both the number of shares and the purchase price therefor shall be subject to adjustment as provided in the Deficit Warrant.

The Company shall also sell to the Purchaser and the Purchaser shall purchase at the Closing, in consideration of the execution, delivery and performance by the Purchaser of the License and

Technical Assistance Agreement in the form of Exhibit 3 hereto (the "License Agreement"), the following additional Purchaser Securities:

             (d) the Warrant which shall entitle the Purchaser to purchase 1,000,000 shares of Common Stock at an aggregate purchase price of $10,000,000; provided that both the number of shares and the purchase price therefor shall be subject to adjustment as provided in the Warrant; and

             (e) a total of 2,683,930 shares of Restricted Common Stock.

4.       CONDITIONS OF CLOSING.

         The Purchaser's obligation to purchase and pay for the Purchaser Securities as set forth under Section 3 above is subject to the satisfaction (or waiver, in the Purchaser's sole discretion), on or before the date hereof of the following conditions:

         (A) CONSENT OF THIRD PARTIES, ETC. The Company shall have presented evidence reasonably satisfactory to the Purchaser and its counsel to the effect that (i) all consents and waivers required in connection with the consummation of the transactions related to this investment have been obtained, (ii) the transactions related to this investment shall not violate, or constitute or trigger the occurrence of an event of default with respect to, any lease, promissory note, loan agreement or any other agreement or understanding with respect to which the Company is a party, and (iii) the Company is not in violation of or default under or with respect to any lease, promissory note, loan agreement or any other agreement or understanding to which it is a party.

         (B) AUTHORIZATION AND RESERVATION. The Company shall have taken all necessary actions in order to authorize and reserve for issuance up to (i) 826,446 shares of its Common Stock to be issued upon the conversion of the Class C Preferred Stock; (ii) 1,000,000 shares of its Common Stock to be issued upon exercise of the Warrant; and (iii) 1,111,111 shares of its Common Stock to be issued upon conversion of the Convertible Note and/or exercise of the Deficit Warrant.

         (C) FINANCIAL INFORMATION. The Company shall have provided the Purchaser with such financial information relative to the Company's consolidated financial condition which may be reasonably requested by the Purchaser, which information shall include, at a minimum, (i) audited financial statements of the Company consisting of its balance sheet as of April 1, 1995 and its statements of income and retained earnings and cash flow for the fiscal year ended April 1, 1995, and (ii) the Company's internally prepared financial statements consisting of its balance sheet as at March 30, 1996 and its statements of income and retained earnings and cash flow for the 12-month period ended March 30, 1996.

         (D) CERTAIN AGREEMENTS. The following agreements shall have been entered into by the appropriate parties and shall be in full force and effect:

             (i) Second Amended and Restated Registration Rights Agreement in the form of Exhibit 4(d)(i) hereto (the "Registration Rights Agreement");

                  (ii) Second Amended and Restated Shareholders' Agreement in the form of Exhibit 4(d)(ii) hereto (the "Shareholders' Agreement");

                  (iii) Restricted Stock Agreement in the form of Exhibit 1(s) hereto;

                  (iv)  License Agreement in the form of Exhibit 3 hereto; and

                  (v)   Supply Agreement in the form of Exhibit 4(d)(v) hereto.

         (E) AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION. The Company shall have amended its Amended and Restated Articles of Incorporation as heretofore amended in the manner provided in Exhibit 4(e) hereto.

         (F) AMENDMENT TO BYLAWS. The Company shall have amended its Bylaws as heretofore amended in the manner provided in Exhibit 4(f) hereto.

         (G) AMENDMENT TO STOCK OPTION PLAN. The Company shall have amended its 1992 Stock Option Plan as heretofore amended in the manner provided in Exhibit 4(g) hereto. The Company hereby covenants to the Purchaser that it will make additional option grants pursuant to such plan or otherwise provide appropriate incentives to certain key employees of the Company involved in the transfer of the technology and the organization and operation of the Foundry to be used to manufacture Licensed Products as described in the License Agreement as the Company's Boardof Directors shall in good faith determine; provided that nothing herein shall constitute a right of any person not party to this Agreement to any economic or other incentive and/or continued employment by the Company.

         (H) OPINION OF COUNSEL. The Purchaser shall have received from Womble Carlyle Sandridge & Rice, PLLC, legal counsel for the Company, a favorable opinion as of the date hereof in form and substance reasonably satisfactory to the Purchaser and its counsel and to the effect set forth in Exhibit 4(h).

         (I) DELIVERY OF CLOSING DOCUMENTS. The Purchaser shall have received the following closing documents, in form and substance satisfactory to the Purchaser and its counsel:

         (1) Three executed counterparts of this Securities Purchase Agreement, including all Exhibits and Schedules hereto.

         (2) Certificates representing the shares of Restricted Common Stock and the Class C Preferred Stock being purchased by the Purchaser.

         (3) Three executed counterparts of the Registration Rights
             Agreement.

         (4) Three executed counterparts of the Shareholders' Agreement.

         (5) The Convertible Note.

         (6) The Deficit Warrant.

         (7)      The Warrant.

         (8)      Three executed counterparts of the License Agreement.

         (9)      Three executed counterparts of the Supply Agreement.

         (10) The opinion of counsel in the form described in subsection 4(h) hereof.

         (11) Certificate of the Secretary of State of North Carolina as to the good standing of the Company in such jurisdiction as of a recent date.

         (12) Copy of the Articles of Incorporation of the Company, as amended to date, certified by the Secretary of State of North Carolina to be true and correct.

         (13) Copy of the Bylaws of the Company, as amended to date, certified by the Secretary of the Company to be true and correct.

         (14) Copies of resolutions of the Board of Directors of the Company authorizing the transactions contemplated by this Agreement, which resolutions shall have been certified by the Secretary of the Company to be true and correct.

         (15) A copy or copies of the consents and waivers to be obtained by the Company pursuant to the provisions of subsection 4(a) hereof, if any.

         (16) A copy of the financial information to be provided by the Company pursuant to the provisions of subsection 4(c) hereof, which financial statements shall be certified by the chief executive officer or the chief financial officer of the Company to be true and correct and to have been prepared in accordance with generally accepted accounting principles, consistently applied.

         (17) Incumbency Certificates with respect to the Company's officers and directors.

         (18) A true copy of all stock option plans, as amended, and related arrangements reserving shares for issuance to executives and employees of the Company, all of which plans are described in
                  Schedule 5(c) attached hereto.

         (19) A true copy of all agreements in which the Company has granted or agreed to grant a security interest, pledge, mortgage, deed of trust, encumbrance, lien or charge on any of its property or assets, whether now owned or hereafter acquired, all of which agreements are listed on Schedule 5(h) attached hereto; provided, however, that the Company shall not be required to provide the Purchaser with a copy of the capital leases listed on Schedule 5(h) attached hereto.

         (20) A true copy of all leases of real property naming the Company as either lessor or lessee, all of which leases are listed on
                  Schedule 5(s) attached hereto.

         (21) To the extent not otherwise provided for herein, and if requested by the Purchaser, such Purchaser shall have received a true copy of all material contracts to which the Company is a party, all of which contracts are listed on Schedule 5(h) attached hereto; provided, however, that the Company shall not be required to deliver contracts which contain competitively sensitive information.

         (22) Any and all other documents, certificates and assurances which may be reasonably requested by the Purchaser in connection with its commitments as set forth herein.

         (J) DELIVERY OF PURCHASE PRICE AND INITIAL ADVANCE UNDER THE LOAN. The Purchaser shall have transferred to the trust account of Womble Carlyle Sandridge & Rice, PLLC, the $5,000,000 cash purchase price for the Class C Preferred Stock.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents and warrants to the Purchaser that, as of the date hereof:

         (A) ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized and validly existing under the laws of the State of North Carolina, and is in good standing under such laws. The Company is qualified and authorized to do business in, and is in good standing as a foreign corporation in, all other states in which such qualification or authorization is necessary for the conduct of the business in which the Company is now engaged, and has all necessary licenses and permits required by all governmental authorities to carry on such business. A complete list of all states in which the Company (i) owns or leases property or has employees and (ii) has qualified to do business, is set forth at Schedule 5(a) hereto.

         (B) AFFILIATIONS. The Company has no Subsidiaries. The Company does not own or control any shares of stock or any other investments in any other Person.

         (C) AUTHORIZED AND ISSUED CAPITAL. The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock, no par value per share, of which 585,000 shares are issued and outstanding; 1,000,000 shares of Class A-1 Preferred Stock, of which 975,000 shares are issued and outstanding; 1,100,000 shares of Class A-2 Preferred Stock, of which 1,034,091 shares are issued and outstanding; 3,700,000 shares of Class B Preferred Stock, of which 3,300,000 shares are issued and outstanding, and 2,700,000 shares of Class C Preferred Stock, of which 1,818,783 shares are issued and outstanding prior to the Closing. The Company is also authorized to issue up to 1,200,000 shares of a class of Preferred Stock to be designated by its Board of Directors for purposes of satisfying the Company's obligations under the Convertible Note and the Deficit Warrant. Set forth on Schedule 5(c) is a list of all shareholders of the Company and the number of shares held by each. There are no further subscriptions, contracts or agreements for the issuance or purchase of any other or additional shares of the Company's capital stock, either in the form of stock option or purchase agreements, warrants, calls or convertible debentures, other than (i) the Purchaser Securities to be issued pursuant to the terms hereof and the Common Stock or Preferred Stock issuable upon conversion or exercise thereof, (ii) the Common Stock to be issued upon the conversion of any Preferred Stock, (iii) 926,000 shares of Common Stock reserved for issuance pursuant to the stock option plan described in Schedule 5(c), and (iv) the options and other arrangements described in Schedule 5(c). The number of shares of its Common Stock reserved for issuance as set forth in Schedule 5(c) is not subject to adjustment by reason of the issuance of the Purchaser Securities or the issuance of the Common Stock pursuant to the 1992 Stock Option Plan or upon the conversion of any of the Preferred Stock. Except as disclosed in Schedule 5(c), there are no preemptive or similar rights to purchase or otherwise acquire shares of the Company's capital stock pursuant to any provision of law, the Articles of Incorporation or Bylaws of the Company, or any agreement to which the Company is a party, or otherwise.

         (D) AUTHORIZATION. The execution and delivery of this Securities Purchase Agreement, the Convertible Note, the Deficit Warrant, the Warrant and the other agreements described in Section 4(d) to which the Company is party (collectively, the "Company Agreements") and the issuance to the Purchaser of the Purchaser Securities, as herein provided, have been duly authorized by all necessary corporate action of the Company so that when issued and delivered (i) the Purchaser Securities and the Common Stock or Preferred Stock issuable upon conversion or exercise thereof will be validly authorized and issued, fully paid and nonassessable, (ii) the Company Agreements will constitute the legal, valid and binding agreements of the Company enforceable against it in accordance with their respective terms and (iii) neither the execution and delivery of the Company Agreements, nor the issuance of the Purchaser Securities, or upon conversion or exercise thereof, any Preferred Stock or Common Stock, will be in contravention of law or of any order, rule or regulation applicable to the Company or of its Articles of Incorporation, Bylaws or, except as set forth on
Schedule 5(d), any other contract, agreement or instrument to which the Company is a party.

         (E) GOOD TITLE TO ALL PROPERTIES. The Company has good title to all the properties and assets used in its businesses or reflected in the Financial Statements, and to all patents, trademarks, trademark rights, trade names, copyrights or licenses either developed by or assigned to the Company for its use, subject to no lien, mortgage, pledge, security interest, encumbrance or charge of any kind, except for: (a) inchoate liens for current taxes not yet delinquent, (b) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, (c) liens in respect of pledges or deposits under workers' compensation laws or similar legislation, (d) minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property, (e) those reflected in the Financial Statements and (f) such matters as described on Schedule 5(e).

         (F) LITIGATION. Except as described on Schedule 5(f), there is no litigation or other proceeding before any court, commission or other administrative authority pending, or, to the knowledge of the Company, threatened, against or affecting the Company or its officers or directors, which involves the possibility of any judgment or liability which may materially and adversely affect any of the property or assets of the Company or the right of the Company to conduct its businesses as now engaged. To the best knowledge of the Company, none of the officers or employees of the Company is subject to any contract, prohibition, non-compete, trade secret or any other restrictive agreement which would impair his ability to provide services to the Company. To the best knowledge of the Company, no third party may assert any valid claim under any agreement or arrangement or any laws governing unfair competition, trade secrets or proprietary information against the Company, or its employees, that might have the effect of prohibiting the Company or such employees from using such information.

         (G) TAXES. The Company has filed all Federal, state and local tax returns and reports which are required by law to be filed as of the date hereof, and has paid all taxes which have become due pursuant to such returns or relating to any assessments, if any and is not a party to any pending action or proceeding by any taxing authority for the collection of any tax, interest, penalty, assessment or deficiency.

         (H) OTHER CONTRACTS. The Company has furnished to the Purchaser copies or access to copies of all contracts and agreements of the Company each of which result in annual revenues or expenses to the Company of at least $25,000 or which are otherwise material to the business of the Company, all of which are listed on Schedule 5(h). The Company is not a party to any other contract or agreement which in the judgment and opinion of the Company would materially or adversely affect the business, properties, assets or financial condition of the Company. The Company is not in default of any such material contracts and agreements.

         (I) ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation, as amended pursuant to Section 4(e) hereof, and Bylaws of the Company, as amended pursuant to Section 4(f) hereof, copies of which have been furnished to the Purchaser, are in full force and effect, without further changes, amendments or modifications.

         (J) FINANCIAL STATEMENTS; CERTAIN CHANGES.

                  (i) The Company has furnished to the Purchaser the financial statements described in subsection 4(c) hereof (the "Financial Statements"). The Financial Statements are true and correct and were prepared in accordance with generally accepted accounting principles, consistently applied, except that interim financial statements are subject to routine year-end adjustments and do not contain footnotes.

                  (ii) In addition, except as set forth on Schedule 5(j), and except for the amendment to the Articles of Incorporation required pursuant to subsection 4(e) hereof and the amendment to the Bylaws required pursuant to subsection 4(f) hereof or otherwise contemplated by this Agreement, since February 24, 1996, the Company has conducted its business in the ordinary course in a manner consistent with its past practices, and has not (a) issued or sold, or contracted to sell, any of its stock, notes, bonds or other securities, or any option, warrant or other right to purchase the same, or entered into any agreement with respect thereto; (b) amended its Articles of Incorporation or Bylaws; (c) declared, set aside or paid any dividend or other distribution in respect of its capital stock; (d) redeemed, repurchased or otherwise acquired any of its capital stock or securities convertible into or exchangeable for its capital stock or entered into any agreement to do so; (e) made any capital expenditures or commitments for the acquisition or construction of any single item of property, plant or equipment in excess of $5,000; (f) incurred any damage, destruction or similar loss of property in an amount exceeding $5,000, whether or not covered by insurance; (g) experienced any materially adverse change in its business, operations, assets, earnings or financial condition; (h) made any sale of accounts receivable or any accrual of liabilities not in the ordinary course of business; (i) purchased or disposed of, or contracted to purchase or dispose of, or granted or received an option to purchase or sell, any properties or assets, except in the ordinary course of business; (j) disposed of any inventories other than in the ordinary course of business; (k) except for increases resulting from the application of existing formulas or policies under existing plans, agreements or policies relating to employee compensation, increased the rate of compensation payable or to become payable to any of its employees or officers or increased the amounts paid or payable to such employees or officers under any bonus, insurance, pension or other benefit plan, or any arrangements therefor made for or with any of said employees or officers; or (l) changed any accounting principle, procedure or practice or the method of applying such principle, procedure or practice.

         (K) OFFERING OF PURCHASER SECURITIES. Neither the Company nor any agent acting on its behalf has taken any action which would require the issuance or sale of the Purchaser Securities to be registered under the provisions of
Section 5 of the Securities Act.

         (L) GOVERNMENTAL APPROVAL. No consent or approval of any governmental agency or authority is required in the making or performance of this Agreement by the Company.

         (M) UNTRUE STATEMENTS. Neither this Agreement nor any other agreements, Financial Statements, reports, certificates, or any other documents furnished to the Purchaser by the Company in connection herewith contains any untrue or misleading statement of material fact or omits to state a fact material to the business of the Company or necessary to make the statements contained therein not misleading.

         (N) PATENTS, LICENSES, TRADEMARKS, ETC. Set forth on Schedule 5(n) is a list of all Intellectual Property Rights in which the Company has an interest. With respect thereto:

                  (i) the Company possesses all Intellectual Property Rights which are necessary to conduct its respective business as now conducted or as contemplated to be conducted, without conflict with any patent, license, trademark, trade name, copyright or other Intellectual Property Right of any other Person;

                  (ii) no royalties, honorariums or fees are payable by the Company to other Persons by reason of the ownership or use of the Intellectual Property Rights;

                  (iii) no product manufactured, marketed or sold by the Company will, to the best knowledge of the Company, violate any license or infringe any Intellectual Property Rights or assumed name of another; and

                  (iv) there is no pending or, to the best knowledge of the Company, threatened claim or litigation against the Company (nor, to the best knowledge of the Company, does there exist any basis therefor) contesting the validity or right to use of any of the foregoing. The Company has not received any notice that any of the Intellectual Property Rights or the operation or proposed operation of its business conflicts, or will conflict, with the asserted rights of others, and to the best knowledge of the Company, there exists no basis for any such conflict.

         (O) COMPLIANCE WITH LAW. Except as set forth on Schedule 5(o), the Company is not in violation of any law, regulation, authorization, or order of any public authority including, without limitation any Environmental Laws relevant to the ownership of its properties or the carrying on of its present or contemplated business.

         (P) BROKERAGE FEES. There are no claims against the Company or any of its officers for brokerage commissions, finders' fees or other similar compensation in connection with the trans actions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company, or such officer. Neither the Company nor any of its officers has employed any broker or finder in connection with the transactions contemplated by this Agreement.

         (Q) NO CRIMES, ETC. Neither the Company nor, to the best knowledge of the Company, any of its current executive officers or directors, nor any of its promoters currently connected with it in any capacity, has since October 1, 1985:

                  (i) filed a petition, or had a petition filed against it or them, under the Federal bankruptcy laws or any state insolvency law, or had a receiver, fiscal agent or similar officer appointed by a court for its or their business or property, or for any partnership in which it or they were a general partner or any corporation or business association of which it or they were an executive officer at or within two years before such filing or appointment;

                  (ii) been arrested, indicted or convicted in a criminal proceeding or been named the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

                  (iii) been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction permanently or temporarily enjoining it or them from, or otherwise limiting the following activities:

                           (A) acting as a futures commission merchant,
                  introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other Person regulated by the Commodity Futures Trading Commission ("CFTC"), or an associated Person of any of the foregoing, an investment advisor, underwriter, broker or dealer in securities, or as an affiliated Person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                           (B) engaging in any type of business practice; or

                           (C) engaging in any activity in connection with the
                  purchase or sale of any security or commodity or in connection with any violation of Federal or state securities law or Federal commodities law;

                  (iv) been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting its or their right to engage in any activity described in (iii) above, or to be associated with Persons engaged in any such activity;

                  (v) been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission
         (the "Commission") or CFTC or any state securities administrator or commissioner to have violated any Federal or state securities law or Federal commodities law, and the judgment in such civil action or finding by the Commission or the CFTC or any state securities administrator or commissioner has not been subsequently reversed, suspended or vacated; or

                  (vi) filed a registration statement or applications for qualification of securities which is the subject of a currently effective stop order entered pursuant to any state's law.

         (R) RELATED TRANSACTIONS. Except as disclosed on Schedule 5(r), no "Conflict of Interest Transactions" with "Restricted Persons" of the Company, as such terms are defined in subsection 8(j) hereof, have occurred within the past twelve months.

         (S) LEASED REAL PROPERTY. Schedule 5(s) sets forth a list of all leases or subleases of all real property or interests therein currently leased by the Company (the "Real Property Leases"). Complete and correct copies of all such Real Property Leases have been delivered to the Purchaser. Except as set forth in Schedule 5(s), no alterations are being made or are planned with respect to any of the real property covered by the Real Property Leases. Each Real Property Lease is legal, valid and binding and the Company is a tenant in good standing, free of any default or breach whatsoever and quietly enjoys the premises provided for therein. Each rental and other payment due under each Real Property Lease has been duly made; each act required to be performed which, if not performed, would constitute a material breach thereof has been duly performed; and no act forbidden to be performed has been performed thereunder which, if performed, would constitute a material breach thereof. The Company has the legal right (without the consent or other approval of any other party) to possess and quietly enjoy each of the premises and properties under each of the Real Property Leases. All real property covered by the Real Property Leases is zoned for the purposes for which each of such properties is currently being used. None of the real property covered by the Real Property Leases has been condemned or otherwise taken by any public authority, and, to the best knowledge of the Company, no condemnation or taking is threatened or contemplated. None of the real property is subject to any claim, contract or law which might affect its use or value for the purposes now made of it during the terms of the respective Real Property Leases.

         (T) NONCOMPETITION AGREEMENTS. To the best knowledge of the Company, no individual party thereto is in default of his respective Noncompetition Agreement and such Noncompetition Agreements remain in full force and effect.

         (U) REGISTRATION EXEMPTION. Based upon the representations contained in
Section 6 hereof, the issuance by the Company of the Purchaser Securities and, upon conversion or exercise thereof, the Common Stock and Preferred Stock so obtained, is exempt from the registration requirements under the securities laws of the United States and the State of North Carolina and any other applicable state securities laws.

6.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

         The Purchaser represents and warrants to the Company as follows:

         (A) INVESTMENT PURPOSE. In making the purchases contemplated herein, it is specifically understood and agreed that the Purchaser is acquiring the Purchaser Securities (and the Common Stock and Preferred Stock to be obtained upon the conversion or exercise of the Convertible Note, the Deficit Warrant or the Warrant) for the purpose of investment for its own account, not as a nominee or agent, and not with a view towards the sale or distribution thereof within the meaning of the Securities Act; provided, however, that the disposition of the Purchaser's property shall at all times be and remain within its control. The Purchaser does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant a participation in to such Person, or to any third Person, the Purchaser Securities, or, upon conversion or exercise thereof, the Common Stock or Preferred Stock so obtained. The Purchaser has no immediate plans to liquidate ordissolve or effect any other transaction the effect of which would be to distribute any of the Purchaser Securities, or, upon conversion or exercise thereof, the Common Stock and Preferred Stock so obtained, to its equity holders.

         (B) EXEMPTIONS. The Purchaser understands that the Purchaser Securities and the Common Stock or Preferred Stock obtained upon conversion or exercise thereof will not be registered under the Securities Act or any applicable state securities law, by reason of their issuance by the Company in transactions exempt from the registration requirements of the Securities Act and such laws, and that it must hold such securities indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from registration.

         (C) RULE 144. The Purchaser understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Purchaser) promulgated by the Commission under the Securities Act depends on the satisfaction of various conditions, including the requirement that the Company has been subject to the reporting requirements of Section 13 or Section 15 of the Securities Exchange Act of 1934 for at least 90 days, and that, if applicable, Rule 144 affords the basis for sales only in limited amounts and that the Company does not now qualify under Rule 144 and may not ever qualify.

         (D) NO BROKER. The Purchaser has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

         (E) INVESTMENT DECISION. The Purchaser is experienced in evaluating and investing in recently organized companies such as the Company, is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of an entire loss of its investment. The Purchaser has been furnished with or has had access to the information it has requested from the Company and has had an opportunity to discuss with management of the Company the business and financial affairs of the Company; provided, however, that the foregoing shall in no way affect, diminish or derogate from the representations and warranties made by the Company hereunder or the right of the Purchaser to rely thereon and to seek indemnification hereunder.

         (F) ACCREDITED INVESTOR. The Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

         (G) RESTRICTION ON SALE OR TRANSFER. The Purchaser agrees that in no event will it sell, transfer or otherwise dispose of any of the Purchaser Securities, or any Common Stock or Preferred Stock issuable upon conversion or exercise thereof (other than pursuant to an effective registration statement under the Securities Act and any applicable state securities laws), unless and until the Purchaser or its proposed transferee shall have furnished to the Company an opinion, reasonably satisfactory to the Company, of counsel reasonably satisfactory to the Company (which may be in- house counsel of the Purchaser), prepared at the expense of the Purchaser or its transferee, to the effect that such transfer may be made without registration under the Securities Act and all applicable state securities laws.

         (H) LEGEND. All certificates evidencing the Purchaser Securities and any Common Stock or Preferred Stock issued upon conversion or exercise thereof shall bear a legend substantially to the following effect until the same is no longer required under the Securities Act:

                  "These securities have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws. They may not be sold, offered for sale, pledged, hypothecated or otherwise disposed of absent registration of such securities under said Act and said laws unless the Company receives an opinion of counsel satisfactory to the Company that such registration is not required."

                  The certificates evidencing the Purchaser Securities and any Common Stock or Preferred Stock issued upon conversion or exercise thereof shall also bear any legend required by any applicable state securities law. In addition, the Company shall make a stop transfer notation regarding the foregoing restrictions on transfer in its records, and the Purchaser Securities and any Common Stock or Preferred Stock issued upon conversion thereof shall be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the Securities Act covering such shares or pursuant to and in compliance with the provisions of subsection 6(g) hereof.

         (I) AUTHORIZATION. The execution and delivery of this Agreement and the other agreements described in Section 4(d) to which the Purchaser is party (collectively, the "Purchaser Agreements") have been duly authorized by all necessary action of the Purchaser, do not conflict with or result in a breach of any of the Purchaser's governing documents or any agreement to which the Purchaser is a party or is subject or any judgment, order, writ, injunction, decree, rule or regulation of any court or administrative agency, and constitute legal, valid and binding agreements of the Purchaser enforceable against it in accordance with their respective terms.

7.       AFFIRMATIVE COVENANTS.

         The Company covenants and agrees that, prior to the occurrence of a Public Offering, for so long as (i) any of the Investors owns any Preferred Stock or Common Stock or (ii) any part of the principal or interest on the Redemption Notes remains unpaid:

         (A) CONVERSION. The Company shall at all times maintain a sufficient number of authorized but unissued shares of its Common Stock and Preferred Stock to allow for the full conversion by the Investors of the Preferred Stock and for the full conversion or exercise, as the case may be, by the Purchaser of the Purchaser Securities, and shall promptly accomplish such conversion or exercise upon the request of any of the Investors and the presentation of such Investor's securities in accordance with their respective terms and conditions.

         (B) REDEMPTION OF PREFERRED STOCK. The Company will duly and punctually redeem the Preferred Stock in accordance with the provisions of Articles of Incorporation, as such Articles of Incorporation may from time to time be amended.

         (C) USE OF PROCEEDS.

                  (i) Unless otherwise agreed by the Purchaser, the Company shall (A) utilize the proceeds received by it from the issuance of the Purchaser Securities exclusively for the planning and construction and the operational, working capital and related requirements of the Foundry to be used to manufacture Licensed Products, as defined in the License Agreement and (B) use its reasonable best efforts to obtain any additional financial or other commitments necessary to complete such venture on terms acceptable to the Company.

                  (ii) The Company shall continue to expend the remaining proceeds received from the issuance of the Class C Preferred Stock in November 1995 in accordance with the budgets delivered pursuant to subsections 4(c) and 7(f) hereof.

         (D) PAYMENT OF REDEMPTION NOTES. The Company will duly and punctually pay the principal and interest on the Redemption Notes on the dates and in the manner provided therein.

         (E) PAYMENT OF CONVERTIBLE NOTE. The Company will duly and punctually pay the principal and interest on the Convertible Note on the date and in the manner provided therein.

         (F) PREPARATION AND APPROVAL OF BUDGETS, ETC. The Company will, no later than 30 days before the commencement of each of its fiscal years, prepare and submit to its Board of Directors and each of the Investors, and will obtain the approval of the Required Investors with respect thereto, consolidated capital and operating expense budgets, projections of sources and applications of funds, balance sheets and profit and loss projections, all for each month of such fiscal year, all itemized in reasonable detail (including itemization of provisions for officers' compensation). Each Investor shall, in addition, be furnished any material revisions made in the budgets, projections or other information furnished pursuant to this subsection, within 10 days after the adoption of such revisions. All financial statements and reports furnished to the Investors pursuant to subsection 7(i) and pursuant to the preceding sentence with respect to which a budget, projections or other information has been submitted shall set forth, to the extent practicable, in comparative form, figures for such budget, projection or other information for the applicable preceding accounting period.

         (G) TAXES AND LIENS. The Company will pay and promptly discharge, when due, all lawful claims, including taxes, assessments, governmental charges and claims for labor, materials and supplies incurred in the ordinary course of business, except in those instances where the validity or amount thereof is being contested in good faith and by appropriate legal or administrative proceedings, and an adequate reserve therefor has been established on its books.

         (H) INSURANCE. The Company will maintain (i) all of its assets which are of an insurable character fully insured against loss or damage by fire, flood, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against under all risk policies in use in the jurisdiction where such assets are located, (ii) insurance against claims for general comprehensive liability relating to bodily injury, death or property damage in amounts as shall be satisfactory to the Investors in their reasonable judgment and are consistent with the type and amounts of insurance customarily carried by similar companies, (iii) insurance under the workers' compensation laws of the states in which the Company conducts business and (iv) life insurance, in the minimum amount of at least $1,000,000 each, on the lives of William J. Pratt and David
A. Norbury for the benefit of the Company. The Company shall provide the Investors with copies of all such policies upon request, which policies shall be issued by financially sound and reputable insurers acceptable to the Investors in their reasonable discretion.

         (I) FINANCIAL STATEMENTS. The Company will deliver to the Investors:

                  (i) within 30 days after the end of each month, a balance sheet of the Company as of the end of such month, statements of income and retained earnings and statements of cash flows of the Company for the current month just ended and for the period from the beginning of the current fiscal year to the end of such month, all in reasonable detail and satisfactory in form and scope to the Investor, and prepared in accordance with generally accepted accounting principles, consistently applied. With respect to each such financial statement, the Company will deliver to the Investors (A) a comparison of actual financial results to budgeted figures, for the month to which the financial statements pertain for the fiscal year to date and (B) an Officer's Certification from the chief executive officer or chief financial officer of the Company stating in effect that, to the best of his knowledge and belief, such financial statements are true and correct and have been prepared in accordance with generally accepted accounting principles, consistently applied, subject to changes resulting from year-end adjustments;

                  (ii) as soon as available and in any event within 90 days after the end of each fiscal year, a balance sheet of the Company as of the end of such fiscal year, and a statement ofincome and retained earnings and a statement of cash flows of the Company for such year, setting forth in each case in comparative form corresponding figures from the preceding year, and a comparison of actual consolidated financial results to budgeted figures for the fiscal year in question, all in reasonable detail and satisfactory in form and scope to the Investors and certified by and containing an unqualified report thereon satisfactory to the Investors of Ernst & Young or another firm of independent certified public accountants acceptable to the Investors, which financial statements shall have been prepared in accordance with generally accepted accounting principles, consistently applied;

                  (iii) within 30 days after the end of each month, a management summary prepared by the Company's chief executive officer (which management summary should not customarily exceed two type-written pages in length) setting forth in narrative form all significant operational and financial events and activities affecting the Company during such month, and stating that the chief executive officer has reviewed the obligations of the Company under this Agreement and the related documents and, to his best knowledge and belief, no breach by the Company of this Agreement has occurred, or disclosing any breach of which he has obtained knowledge and setting forth what action, if any, has been initiated or taken by the Company towards the curing of such breach;

                  (iv) as soon as available and to the extent requested by the Investors, copies of all statements, reports and other documents relating to the financial condition of the Company and its business operations as required to be furnished to any lender of the Company pursuant to the terms of any loan documentation, as the same may be amended, supple mented or modified from time to time;

                  (v) promptly upon transmission thereof, and in any event no later than 10 days after the date of such transmission, copies of all financial statements, reports and returns as the Company shall send to its stockholders and any governmental department, bureau, commission or agency having regulatory authority over the Company and including, but not limited to, all communications to and from applicable regulatory authorities regarding notice of enforcement proceedings, complaints, inspections and related matters;

                  (vi) promptly upon the effectiveness thereof, certified copies of all amendments to the Articles of Incorporation and Bylaws of the Company;

                  (vii) with reasonable promptness, such additional financial or other data as the Investors may reasonably request; and

                  (viii) following the occurrence of a Public Offering and notwithstanding the introductory clause of this Section 7, promptly upon being filed, a copy of each 10-K, 10-Q and 8-K filed by the Company.

         (J) OTHER INFORMATION; EXAMINATION. The Company will furnish to the Investors from time to time and with reasonable promptness (i) detailed information with respect to proposed material events relating to the operations of the Company (including, without limitation, matters relating to any public offering of securities, financing arrangements, material litigation, either filed against or on behalf of the Company, and contracts for substantial amounts of the Company's products and contracts for any related services), and (ii) copies of all material documents filed with any court with respect to any material litigation in which the Company is a party. The Company will further permit representatives of the Investors to visit and inspect the premises of the Company and to examine its insurance certificates and records, books of account and other records at such reasonable times and as often as the Investors may reasonably request, but only under circumstances as would not unreasonably interfere with the conduct of the Company's business. The Company will also permit representatives of the Investors to visit with the Company's accountants, and this Agreement shall constitute the Company's authorization to said accountants to discuss with such representatives the Company's affairs, finances and accounts. The foregoing notwithstanding, nothing in this subsection 7(j) shall entitle an Investor that is a customer or supplier of the Company to receive or be provided access to competitively sensitive information.

         (K) MEETINGS.

                  (i) The Company will have regular meetings of its Board of Directors at least every calendar quarter (and more frequently if felt to be necessary by the Required Investors) andof its shareholders at least once a year, as provided for in the Company's Bylaws, and minutes of such meetings shall be prepared and maintained as a part of the permanent records of the Company. The Company will provide the Investors with written notice of all proposed agendas (which shall not, however, limit the matters which may be acted upon in the event a majority of the directors or shareholders, as appropriate, present at the meeting vote to discuss or act upon any other matter) for all meetings of the shareholders and Board ofDirectors of the Company at least two weeks in advance (except in the case of special meetings of the Board of Directors, in which case such notice shall be as prompt as practicable consistent with applicable state law).

                  (ii) Each of the Investors owning not less than 80,000 shares of Preferred Stock and not otherwise directly represented on the Board of Directors shall be entitled to have a representative present at each regular and special meeting of the Board of Directors in a nonvoting observer capacity; provided, however, that such representative shall agree to hold intrust and act in a fiduciary capacity with respect to all information provided at such meetings and provided further that the Company may exclude such representatives at any meeting of which attendance by such representative could adversely affect the attorney-client privilege between the Company and its counsel; and provided, further, that the representative of an Investor that is a customer or supplier of the Company (A) shall not be entitled to attend meetings of the Board of Directors at which the principal agenda items are competitively sensitive information with respect to the Investor or its affiliate and (B) may be excluded from any portion of a meeting of the Board of Directors during which competitively sensitive information with respect to the Investor or its affiliate is to be discussed.

         (L) EXECUTIVE PERSONNEL. Set forth on Schedule 7(l) attached hereto and incorporated herein by reference is a list of the officers and other Key Employees of the Company. The Company will use its best efforts to retain the same executive personnel and management as it has as of the date hereof; provided, however, that nothing herein shall give any officer or Key Employee of the Company any rights greater than he would otherwise have under any existing agreement with the Company. With respect to future Key Employees, the Company will enter into appropriate inventions and confidentiality agreements on terms and conditions reasonably satisfactory to the Board of Directors.

         (M) BOOKS OF ACCOUNT. The Company will maintain books of account in accordance with generally accepted accounting principles, consistently applied.

         (N) CORPORATE EXISTENCE. The Company will do all things necessary to preserve and to keep in full force and effect its corporate existence, rights and franchises granted by law or otherwise.

         (O) COMPLY WITH LAWS. The Company will comply in all material respects with all laws of the United States and each state and subdivision thereof which may be applicable to it, and with all rules and regulations promulgated by agencies, commissions and other instrumentalities of the United States and any state or subdivision thereof having rule-making or regulatory authority over the Company.

         (P) MAINTAIN PROPERTY. The Company will take all reasonable steps to maintain its property in good order and repair.

         (Q) NOTICE OF DEFAULT. The Company will, within five days of its discovery of any default under this Agreement, or any default under any other agreement executed in connection herewith, or under any other loan or material lease pursuant to which the Company is obligated to any third party, furnish the Investor with a copy of any notification of default (in the case such notification is received with respect to obligations owing to third parties) and an Officer's Certification providing a written explanation of the circumstances involved.

         (R) AMEND BYLAWS. The Company will amend its Bylaws to the extent necessary to avoid or eliminate a conflict with the terms of this Agreement.

         (S) DIRECTOR LIABILITY. The Company will, as from time to time made necessary by a change in applicable law, amend its Bylaws or Articles of Incorporation to the extent necessary to limit the liability of directors and to provide for the indemnification of directors, in both instances, to the maximum amount allowed by law.

         (T) SBA REPURCHASE OBLIGATION. If the Company uses the proceeds received from the sale of the Class C Preferred Stock to an SBIC Purchaser in violation of the rules and regulations promulgated by the Small Business Administration (the "SBA") it shall give each Investor that is a small business investment company (as determined by the SBA, an "SBIC Purchaser") the right in its sole and absolute discretion to demand, upon 30 days' notice, that the Company repurchase, at the price paid hereunder by such SBIC Purchaser to the Company, the Class C Preferred Stock purchased by such SBIC Purchaser hereunder. All amounts due hereunder shall be paid to such SBIC Purchaser by certified check, cashier's check or wire transfer in immediately available funds. Notwithstanding the foregoing, to the extent that SBA regulations permit the Company to cure any default under this Section 7(t), the Company may cure such default prior to the expiration of the 30-day notice period above, and in such case the rights of such SBIC Purchaser under this Section 7(t) shall cease with respect to such default. Any such cure shall in no way be deemed to limit such SBIC Purchaser's right under this Section 7(t) with respect to any subsequent default. Nothing in this Section 7(t) shall be construed to restrict or otherwise limit any SBIC Purchaser's right to seek all other remedies available to it as provided hereunder, or at law or in equity. The provisions of this Section 7(t) shall expire with respect to any SBIC Purchaser upon evidence satisfactory to such SBIC Purchaser that the Company has utilized the proceeds received pursuant to this Agreement in a manner that is consistent with their use reported to the SBA on SBA Form 1031.

8.       NEGATIVE COVENANTS OF THE COMPANY.

         The Company covenants and agrees that, prior to the occurrence of a Public Offering, for so long as (i) any of the Investors owns any Preferred Stock or Common Stock or (ii) any part of the principal or interest on the Redemption Notes remains unpaid, the Company will not, without obtaining the prior written permission and consent of the Required Investors, do any of the following:

         (A) DIVIDENDS AND REDEMPTION OF STOCK. Notwithstanding the provisions of Section 9(1), authorize, declare or pay any dividend, whether in cash, properties or securities, or make any distribution (other than redemptions of securities approved by the Required Investors) upon any class of its capital stock, except for the redemption of Preferred Stock in accordance with theArticles of Incorporation without the written consent of the Purchaser until the Foundry to be used to manufacture Licensed Products as described in the License Agreement is an Operational Foundry (as therein defined) or the License Agreement terminates, whichever first occurs.

         (B) LOANS TO, INVESTMENTS IN, AND LIABILITIES OF OTHERS. Make or permit to remain outstanding any loan or advance to, or pledge or encumber its assets for the benefit of, or assume or guarantee the payment or performance of any liability or obligations of, or own, purchase or acquire any stock or securities of, or guarantee, endorse or otherwise be or become contingently or absolutely liable in connection with the obligations, stock or dividends of, any other Person except for: (a) the endorsement of negotiable instruments for deposit or collection in the normal course of business; (b) the investment in direct obligations of the United States of America or generally accepted short-term money market instruments which by independent credit ratings by Standard & Poors or Moody's are considered nonspeculative, or in bank certificates of deposit;
(c) the extension of credit in the ordinary course of business in connection with the sale of its products and services; (d)the investment in, or purchase of shares of open-end investment companies investing in high-grade money market instruments; (e) the making of advances to employees and consultants for expenses incurred in the ordinary course of business; (f) the making of deposits in the ordinary course of business with vendors, suppliers of services, and other entities; or (g) as provided for in the budget delivered in accordance with subsection 4(c) hereof or proposed and approved in accordance with subsection 7(f) hereof.

         (C) DISPOSAL OF ASSETS. Sell, exchange, convey, assign, transfer, lease or otherwise dispose of all or any portion of its assets other than dispositions which (i) result in proceeds to the Company of $50,000 or less, (ii) are for adequate value and (iii) are in the normal course of the Company's business operations.

         (D) SUBSIDIARY CORPORATION. Create or acquire in any manner a Subsidiary corporation, or acquire any equity interest in any other Person.

         (E) CHARACTER OF BUSINESS. Change the general character of the business of the Company as conducted or contemplated at the date hereof, or engage in any type of business not reasonably related to the business of the Company as presently conducted.

         (F) PAYMENT FOR SERVICES OR PROPERTY NOT DELIVERED. Enter into or be a party to any contract for the purchase of materials, supplies or other property or for the provision of services if such contract requires that payment for such materials, supplies or other property or services shall be made regardless of whether or not delivery is ever made of such materials, supplies or other property or whether or not performance of such services is ever accomplished.

         (G) SALE AND LEASEBACK. Enter into any arrangement, directly or indirectly, whereby the Company shall sell or transfer any real or personal property, whether now or hereafter acquired, used or useful in the business of the Company and thereafter rent or lease such property, or other property, which the Company shall intend to use for substantially the same purpose as the property sold or transferred.

         (H) CAPITAL EXPENDITURES AND LEASEHOLD OBLIGATIONS. Except as provided in the License Agreement, make or enter into (a) any capital expenditures of the Company or expenses for research and development mask sets and productions mask sets which exceed the amount provided for in the budget delivered in accordance with subsection 4(c) hereof or prepared and approved in accordance with subsection 7(f) hereof, (b) any leasehold obligations of the Company with respect to which the total of such rentals and other payments owing over the life of such leases is in excess of the amount provided for in the budget delivered in connection with subsection 4(c) hereof or prepared and approved in accordance with subsection 7(f) hereof or (c) any contract that would reasonably be expected to result in expenditures by the Company in excess of $50,000 in any fiscal year.

         (I) DISCOUNT OR SALE OF NOTES AND ACCOUNTS RECEIVABLE. Discount or sell, with recourse, or sell for less than the face amount thereof, any of the notes or accounts receivable of the Company.

         (J) CONFLICT OF INTEREST TRANSACTIONS WITH RESTRICTED PERSONS. Enter into any trans action with a Restricted Person of the Company, except on terms that would be usual and customary in a similar transaction between Persons who are not Affiliates, or enter into a Conflict of Interest

Transaction with such Restricted Person. For purposes of this Agreement, a Restricted Person shall consist of an employee, a shareholder, director or officer of the Company, or a relative of any such individual, or a customer or supplier of the Company, and a Conflict of Interest Transaction shall include, but not be limited to, the sale of merchandise or the provision of services by the Company for less than fair market value, or the purchase of merchandise or supplies in transactions involving rebates to or from a Restricted Person, or the payment of fees or salaries in excess of the legitimate and documentable fair market value of the services rendered for such fees or salaries.

         (K) NO AMENDMENTS TO BYLAWS OR NONCOMPETITION AGREEMENTS. Make any amendments to the Company's Bylaws or, without the approval of the Board of Directors, amend any of the Noncompetition Agreements.

         (L) SETTING OR CHANGING COMPENSATION. Without the approval of the Compensation Committee of the Board of Directors, set or change the compensation (including salary, bonuses, stock options and benefits) of the chief executive officer or any officer who reports directly to the chief executive officer.

         (M) INDEBTEDNESS. Except for the indebtedness to be incurred under the Convertible Note or as otherwise disclosed in the Financial Statements delivered pursuant to subsection 4(c) hereof or described on Schedule 5(j) hereto or provided for in budgets proposed and approved in accordance with subsection 7(f) hereof, incur, create, assume or permit to exist any liability for borrowed money, or any other liability evidenced by notes, bonds, debentures or similar obligations.

         (N) "OFF BALANCE SHEET FINANCING." Create any financial obligations which are not reported as liabilities or obligations to pay to their full extent on the audited balance sheet of the financial statements of the Company, whether such obligations be leases, lease-purchases, non-recourse financing or any other means or methods commonly referred to as "off balance sheet financing."

         (O) ASSIGNMENT OF RIGHTS. Assign any rights or obligations under this Agreement or any of the other agreements contemplated in this transaction.

         (P) EMPLOYEE BENEFIT PLANS. Without the approval of the Board of Directors, adopt or amend any employee benefit plans, other than stock option plans.

         (Q) STOCK OPTION PLANS. Adopt any stock option plan or enter into any stock option agreement or amend any existing stock option plan or related agreement if such plan or agreement, as adopted, entered into or amended, would
(i) provide the employee with a vesting or exercise schedule more favorable than the schedule currently in effect under the agreements entered into between the Company and certain of its employees pursuant to the Company's 1992 Stock Option Plan or (ii) contain repurchase provisions less favorable to the Company than the repurchase provisions currently in effect under the agreements entered into between the Company and certain of its employees pursuant to the Company's 1992 Stock Option Plan.

9.       GENERAL.

         As further and special provisions set forth under this Agreement, the parties hereto further warrant, covenant, contract and agree each with the other as follows:

         (A) ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto and other documents referred to herein constitute the entire understanding among the parties as to the subject matter specifically referred to herein or therein. The affirmative and negative covenants contained in Sections 7 and 8 of this Agreement supersede the affirmative and negative covenants contained in Sections 7 and 8 of the Stock Purchase Agreement dated November 22, 1995 (the "Prior Agreement") by and among the Company and the Investors named therein, which Agreement otherwise remains in full force and effect (unless and to the extent that the Prior Agreement conflicts with the terms of this Agreement with respect to the sale of the Purchaser Securities, in which case this Agreement shall control).

         (B) SURVIVAL OF AGREEMENTS AND REPRESENTATIONS AND WARRANTIES. All agreements and all representations and warranties contained herein or made in writing by the Company in connection herewith, to the extent applicable, shall survive the execution and delivery of this Agreement and other documents referred to herein and shall continue so long as (i) any of the Investors owns any Preferred Stock or Common Stock or (ii) any part of the principal or interest on the Redemption Notes remains unpaid; provided that the Company shall not be bound by any agreement, representation or warranty applicable solely to the Purchaser after such time as the Purchaser or its successor no longer holds any Purchaser Securities or shares of Common Stock or Preferred Stock issued upon conversion or exercise thereof.

         (C) NO WAIVER. No delay by or on behalf of the Purchaser in exercising any rights conferred hereunder, and no course of dealing between the Purchaser and the Company, shall operate as a waiver of any right granted hereunder, unless expressly waived in writing by the party whose waiver is alleged.

         (D) BINDING EFFECT. All covenants, representations, warranties and other stipulations in this Agreement and other documents referred to herein, given by or on behalf of any of the parties hereto, shall bind and inure to the benefit of the respective successors, heirs, personal representatives and assigns of the parties hereto.

         (E) INITIAL HOLDER. The Company shall be entitled to treat and deal with the Purchaser, and shall not be required to recognize any other Person as the holder of the Purchaser Securities, the Common Stock or Preferred Stock issued upon conversion or exercise thereof or the Purchaser's Redemption Notes, except after production of the stock certificates or other documentation representing such securities, duly endorsed for transfer, together with such documentation as the Company may reasonably require concerning compliance with Federal or state securities laws, or after receipt by the Company of written notice from the Person theretofore entitled to be treated as the holder advising the Company of the transfer of such stock certificates or other documentation representing such securities or any portion thereof to such other Person and stating the latter's address, together with such documentation as the Company may reasonably require concerning compliance with Federal or state securities laws.

         (F) CUMULATIVE POWERS. No remedy herein conferred upon the Purchaser is intended to be exclusive of any other remedy, and each such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law, or in equity or by statute or otherwise.

         (G) LOSS OF SECURITIES; REISSUANCE IN LESSER DENOMINATIONS. Upon:

                  (i) receipt of evidence satisfactory to the Company of loss, theft, mutilation or destruction of a stock certificate, the Convertible Note, the Deficit Warrant, the Warrant, or a Redemption Note; and

                  (ii) in the case of any such loss, theft, or destruction, upon delivery of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation, upon surrender and cancellation of such stock certificate, Convertible Note, Deficit Warrant, Warrant, or such Redemption Note, the Company will make and deliver a new certificate, Convertible Note, Deficit Warrant, Warrant, or Redemption Note of like tenor, in lieu of such lost, stolen, mutilated or destroyed certificate, note or warrant. In addition, upon request of any holder of a stock certificate, note or warrant or other securities of the Company now or hereafter issued by the Company to the Purchaser, and upon surrender of such certificate, note or warrant or other securities to the Company and compliance with any restrictive legends, the Company will reissue, in lesser denominations to parties designated by such holder, new certificates, notes or warrants or other securities in the equivalent amounts of such other securities surrendered.

         (H) COMMUNICATIONS. All communications and notices provided for hereunder shall be sent by registered or certified mail, via a courier service, or by telephonic notice, telecopy, telegram or Telex (except for communications pursuant to subsection 7(i) hereof, which may be delivered by regular, first-class mail) to the Investors and the Company at their respective addresses set forth on Schedule 9(h) hereto, or to such other address with respect to any Person as such Person shall notify the Company and the other Investors hereto in writing. Any notice required to be given hereunder by one Person to another shall be deemed to have been given when deposited in certified or registered form in the United States mail, properly addressed to such other Person and with proper first-class postage and postage for certification or registration affixed thereto (or, in the case of notice by courier service, telephonic notice, telecopy, telegram or Telex, where the receipt of such message is verified by return). Except as otherwise provided for herein, all requests for disclosure or other provision of information to be made or otherwise given by the Company shall be completed no later than 10 days following the giving of a written request therefor in the manner described in this subsection.

         (I) GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of North Carolina.

         (J) HEADINGS. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

         (K) MULTIPLE ORIGINALS. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         (L) AMENDMENT OR WAIVER. Except as otherwise provided in this Section 9(l), this Agreement may be amended only by the written agreement of the Company and the Purchaser. Notwithstanding the foregoing, Sections 7 and 8 hereof may be amended only by the written agreement of (i) the Company and (ii) those Investors holding an aggregate ownership interest of sixty percent (60%) of the Preferred Stock held by all Investors. For the purposes of the previous sentence, the ownership interest of an Investor with respect to Preferred Stock shall be (i) the number of shares of Common Stock held by the Investors which were obtained by conversion of shares of Preferred Stock, (ii) the number of shares of Common Stock issuable to the Investor pursuant to the conversion of shares of such class of Preferred Stock held by the Investor, and (iii) following the redemption of the Investor's Preferred Stock, the number of shares of Common Stock that would have been issuable to the Investor if the Investor had converted its Preferred Stock immediately prior to redemption; provided, however, that the ownership interest of an Investor determined pursuant to this clause (iii) shall be deemed to be reduced proportionately in accordance with the repayment of the Redemption Note held by the Investor. If at any time an Investor, alone or together with one or more of its Affiliates or any other person for whom such Investor serves as the Related Investor, owns 20% or more of the Company's then outstanding equity securities (calculated on a fully diluted basis), then the reference above to "sixty percent (60%) of the securities of the Preferred Stock held by all Investors" shall thereafter be deemed a reference to "more than fifty percent (50%) of the Preferred Stock held by all Investors." The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent of the Required Investors to such action or omission to act. Neither this subsection 9(l) nor the definition of "Required Investors" set forth in Section 1 hereof may be amended without the prior written consent of all Investors. Any such consent to any such action or omission to act may be granted prior to or after such action or omission to act. Each holder of the Preferred Stock, the Common Stock and the Redemption Notes, at the time or times thereafter outstanding, shall be bound by any consent authorized by this section, whether or not the stock certificates, notes, warrants, or the Redemption Notes shall have been marked to indicate such consent. Any provision contained herein to the contrary notwithstanding, neither Section 7 nor 8 of this Agreement or this Section 9(l) may be waived, modified or amended without the written consent of the holders of sixty percent (60%) of a class of Preferred Stock (seventy-five percent (75%) in the case of the Class C Preferred Stock) if such waiver, modification or amendment would have an adverse effect on the rights and privileges of such class of Preferred Stock that is materially and adversely different from the effect of such amendment on the holders of other classes of Preferred Stock. Further, no amendment of Sections 7(a), 7(c)(i) and 7(e) shall be effected without the separate consent of the Purchaser.

         (M) THIRD PARTY BENEFICIARIES. In consideration of the receipt from the Required Investors of their consent to the transactions contemplated by this Agreement, the parties hereto agree that Sections 7, 8, 9(a), 9(b), 9(d), 9(h), 9(l), 9(m) and 9(n) hereof are specifically intended to benefit the Investors and are hereby deemed to so benefit such Investors and further that this Section 9(m) shall not be amended without the prior written consent of all Investors.

         (N) OBLIGATIONS OF COMPANY TO CERTAIN INVESTORS. The Company shall be deemed to have fulfilled its obligation to each Investor if (i) it provides to the Related Investor of such Investor the information and notices required to be provided in subsections 7(f), 7(i), 7(j), 7(k) and 7(q) or pursuant to the Registration Rights Agreement or the Shareholders' Agreement and (ii) it allows the Related Investor of such Investor Affiliate to make the inquiries, visits and inspections allowed by subsection 7(j). For the purposes hereof, (i) ATG shall be the Related Investor for the following Investors: Robert G. Paul, Philip W. Colburn, Robert A. Youdelman and Erik H. van der Kaay and (ii) ATV shall be the Related Investor for the following Investors: Royce Diener, Robert Easton, Peter Flanigan, Steward S. Flaschen Revocable Investment Trust, Flaschen Family Trust, Robert F. Sproull, Richard J. Testa and Jasper Welch. Nothing contained in this subsection 9(n) shall relieve the Company of any obligation imposed by law to provide any of the Investors with notices or other information.

         (O) OBLIGATIONS OF PURCHASER TO PAY ITS EXPENSES. The Purchaser shall pay all costs and expenses which it incurs in connection with the Purchaser Agreements, including, without limitation, the fees of any investment bankers, attorneys or other third parties retained by the Purchaser.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers, their respective seals to be hereunto affixed, all by authority of their respective Board of Directors, all as of the day and year first above written.


                                       COMPANY:

                                       RF MICRO DEVICES, INC.


                                       By: /s/ David A. Norbury
                                          -------------------------------------
                                           David A. Norbury, Chief Executive
                                           Officer and President
ATTEST:

/s/ Powell T. Seymour
----------------------------------

                 Secretary
-----------------

[CORPORATE SEAL]


                                       PURCHASER:

                                       TRW INC.


                                       By: /s/ T.W. Hannemann
                                          -------------------------------------
                                       Name: Timothy W. Hannemann
                                            -----------------------------------
                                       Its: Executive Vice President
                                           ------------------------------------


ATTEST:

/s/ William E. Gallas
----------------------------------

  Assistant      Secretary
-----------------

[CORPORATE SEAL]

                                 FIRST AMENDMENT
                                       TO
                          SECURITIES PURCHASE AGREEMENT


         THIS FIRST AMENDMENT (this "Amendment") is made as of the 4th day of November 1996, to the Securities Purchase Agreement, dated June 6, 1996, between RF MICRO DEVICES, INC., (the "Company") and TRW, INC. (the "Securities Purchase Agreement").

                  The Securities Purchase Agreement is amended as follows:

                  1. Section 8(q) is hereby amended by adding the following phrase immediately prior to the period at the end of this section: "; provided, however that the Compensation Committee of the Board of Directors may grant nonqualified stock options pursuant to the Company's 1992 Stock Option Plan (the "Plan") to non-employee officers, directors, consultants, advisors and other such individuals performing services for or on behalf of the Company on such terms as it shall approve consistent with the provisions of the Plan."

                  2. Except as set forth herein, the Securities Purchase Agreement shall remain in full force and effect.